Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of OXiGENE, Inc.:

1.	Registration Statements (Form S-3 Nos. 333-191531, 333-188144, 333-181813, 333-155372, 333-128528, 333-106307, 333-109433, 333-160976 and 333-165826) of OXiGENE, Inc.,

2.	Registration Statement (Form S-8 No. 333-05787) pertaining to the Amended and Restated Stock Incentive Plan of OXiGENE, Inc.,

3.	Registration Statements (Form S-8 Nos. 333-92747, 333-32958 and 333-117083) pertaining to the 1996 Stock Incentive Plan of OXiGENE, Inc.,

4.	Registration Statement (Form S-8 No. 333-84870) pertaining to the Compensation Award Stock Agreements between Registrant and Certain Directors of OXiGENE, Inc.,

5.	Registration Statement (Form S-8 No. 333-85860) pertaining to the Compensation Award Stock Agreement between Registrant and a Company Director of OXiGENE, Inc.,

6.	Registration Statement (Form S-8 No. 333-84872) pertaining to the Restricted Stock Agreements between Registrant and Certain Employees and Non-Employees of OXiGENE, Inc.,

7.	Registration Statement (Form S-8 Nos. 333-126636, 333-181810 and 333-190409) pertaining to the OXiGENE, Inc. 2005 Stock Plan, as amended.

8.	Registration Statement (Form S-8 No. 333-159585) pertaining to the OXiGENE, Inc. 2005 Stock Plan and the OXiGENE, Inc. 2009 Employee Stock Purchase Plan of OXiGENE, Inc.,

9.	Registration Statement (Form S-8 No. 333-177628) pertaining to the OXiGENE, Inc. 2005 Stock Plan and the OXiGENE, Inc. 2009 Employee Stock Purchase Plan,

and in the related Prospectuses of our report dated March 20, 2014, with respect to the financial statements of OXiGENE, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Redwood City, California

March 20, 2014